Exhibit 23.1



                     Consent of Independent Accountants



We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of Frontier

Corporation of our report dated January 16, 1995, which appears on page 28 of the 1994 Proxy Statement - Financial Review of Frontier Corporation,

which is incorporated by reference in its Annual Report on Form 10-K and Form 10-K/A for the year ended December 31, 1994.  We also consent to the incorporation by reference of our report on the Financial Statement

Schedule, which appears on page 36 of such Annual Report on Form 10-K.

We also consent to the incorporation by reference to our report on the supplementary consolidated financial statements which give retroactive effect to the acquisition by Frontier Corporation of American Sharecom,

Inc. which constitutes part of the Frontier Corporation Current Report on

Form 8-K dated April 12, 1995. We also consent to the reference to us under the heading "Experts" in such Prospectus.





PRICE WATERHOUSE LLP


Rochester, New York
July 13, 1995